UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2020

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.    Results of Operations and Financial Condition.

On August 4, 2020, WW International, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal quarter ended June 27, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2020, the Company announced the appointment of Amy O’Keefe to serve as its Chief Financial Officer, effective October 1, 2020. Ms. O’Keefe, age 49, most recently was Chief Financial Officer of Drive DeVilbiss Healthcare Limited, a global manufacturer and distributor of medical products, from March 2017 to June 2020. She previously served as Chief Financial Officer of Savant Systems, LLC, a global designer and developer of home automation and control systems, from April 2015 to December 2016, and Chief Financial Officer of D&M Holdings Inc., a global designer and manufacturer of audio products, from January 2011 to July 2014. Prior to that time, Ms. O’Keefe held several corporate finance positions with The Black & Decker Corporation, including as Divisional Chief Financial Officer for certain divisions, and was a certified public accountant for Ernst & Young LLP. Ms. O’Keefe received a B.B.A. in Accounting from Loyola College.

The material terms of Ms. O’Keefe’s employment arrangement are as follows: (i) a base salary of $530,000 per year; (ii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 65% of her base salary (based solely on the Company’s overall performance) (with any such cash bonus for fiscal year 2020 to be pro-rated for time of service); (iii) a one-time, cash sign-on bonus of $200,000 repayable by Ms. O’Keefe if she voluntarily resigns or her employment is terminated for cause within one year of October 1, 2020; (iv) eligibility to participate in the Company’s executive profit sharing plan; and (v) eligibility to participate in the Company’s annual incentive equity award program with an initial, annual target aggregate grant amount value of 130% of base salary and, with respect to fiscal year 2020, a special award based on such percentage consistent with the 2020 annual award program for the Company’s senior executives (allocated 33.3% to stock options (the “Option Award”) and 66.7% to restricted stock units (the “RSU Award”)) (the “2020 Award”). The grant date of the 2020 Award shall be November 15, 2020, with the Option Award vesting in full on April 15, 2023 and the RSU Award vesting one-sixth on each of April 15th and October 15th of 2021, 2022 and 2023. The Option Award will expire on April 15, 2030. The number of shares underlying the Option Award will be based on the Black-Scholes value as of November 6, 2020 and the number of restricted stock units will be granted based on the closing price of the Company’s common stock (the “Common Stock”) as of November 6, 2020. The exercise price for the Option Award will be determined by the higher of the closing price per share of the Common Stock on November 13, 2020 and the average of the closing prices of shares of the Common Stock on the last five trading days preceding and including November 13, 2020. The other terms and conditions of the 2020 Award will generally be consistent with the 2020 annual award program for the Company’s senior executives.

In addition, Ms. O’Keefe will become party to a continuity agreement with the Company. The agreement will have an initial term from the date of execution until December 31, 2022 and will contain terms and conditions consistent with those set forth in the Company’s continuity agreements with Nicholas P. Hotchkin, Chief Financial Officer of the Company, and Michael F. Colosi, General Counsel and Secretary of the Company. Such terms and conditions are described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 2, 2020 on page 43 in the section of the “Compensation Discussion and Analysis” entitled “—Termination Payments upon a Change of Control” and on pages 64 through 66 under the heading “—Continuity Agreements” in the section entitled “Potential Payments upon Termination, Retirement or Change of Control.”

In the event of the termination of Ms. O’Keefe’s employment by the Company other than for cause, subject to the execution and non-revocation of a general release of claims, she shall be entitled to receive (i) continued payment of base salary for twelve (12) months (provided that if Ms. O’Keefe were to obtain subsequent employment at any point during such period, such payment would be reduced in an amount commensurate to her salary earnings, or eliminated altogether if her subsequent position had a higher salary rate) and (ii) Company payment for the employer contribution portion of her continued health coverage under the Company-sponsored health plans for twelve (12) months following such termination (provided that if Ms. O’Keefe were to become eligible to receive alternative health coverage from another employer, such payment would cease).

Concurrent with the effectiveness of Ms. O’Keefe’s appointment, Mr. Hotchkin, age 54, will assume responsibility for all of the Company’s global markets and its Health Solutions business in his new role as the Company’s Chief Operating Officer, and will cease serving as the Company’s Chief Financial Officer, Operating Officer, North America and President, Emerging Markets. Mr. Hotchkin has served as the Company’s Chief Financial Officer since August 2012. In addition to his role as Chief Financial Officer, he was appointed as the Company’s Operating Officer, North America in March 2019 and the Company’s President, Emerging Markets in March 2018. He also served as a member of the Company’s former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Prior to joining the Company, Mr. Hotchkin had spent several years at Staples, Inc., a global leader in the office supply industry. Most recently, Mr. Hotchkin served as Senior Vice President of Finance for the U.S. Retail division of Staples based in Massachusetts, a position he held from May 2010 to August 2012. Before assuming that position, he had been Senior Vice President of Finance and Treasurer of Staples, a position he held from November 2006 to April 2010. Prior to joining Staples, Mr. Hotchkin held several corporate finance positions with Delphi Corporation and General Motors Corporation including assignments in the United States, Asia and Europe. Mr. Hotchkin received a B.A. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2020, the Board of Directors of the Company approved an amendment and restatement to the Company’s Bylaws to establish a role of Chief Operating Officer separate and distinct from the role of President. A copy of the such amended and restated portion to the Bylaws, effective as of October 1, 2020, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointments of Ms. O’Keefe as the Company’s Chief Financial Officer and Mr. Hotchkin as the Company’s Chief Operating Officer has been furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 and Exhibit 99.2 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report that is provided in connection with Regulation FD.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 3.1	Amended and Restated portion to the Bylaws of WW International, Inc. (effective October 1, 2020).

Exhibit 99.1	Press Release dated August 4, 2020 regarding financial results.

Exhibit 99.2	Press Release dated August 4, 2020 regarding Ms. O’Keefe and Mr. Hotchkin.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: August 4, 2020	By:	/s/ Michael F. Colosi
	Name:	Michael F. Colosi
	Title:	General Counsel and Secretary

4